UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2017

 Shell Midstream Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-36710	46-5223743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002
(Address of principal executive offices and zip code)

(713) 241-2973
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Purchase and Sale Agreement

On May 4, 2017, Shell Midstream Partners, L.P. (the “Partnership”), Shell Midstream Operating LLC (“Operating Company”), Pecten Midstream LLC (“Pecten”) and Sand Dollar Pipeline LLC (“Sand Dollar” and collectively with the Partnership, Operating Company and Pecten, the “Purchasers”) entered into a purchase and sale agreement (“Purchase Agreement”) with Shell Chemical LP (“Shell Chemical”), Shell GOM Pipeline Company LP (“Shell GOM”) and Shell Pipeline Company LP (“SPLC” and collectively with Shell Chemical and Shell GOM, the “Sellers”), each a wholly owned subsidiary of Royal Dutch Shell plc to acquire a 100% interest in the following assets for $630.0 million: (1) a network of approximately 100-miles of gas pipeline, connecting multiple refineries and plants operated along the Gulf Coast to Shell Chemical sites; (2) approximately 128-miles of pipeline aggregating volumes from five offshore pipelines and delivering volumes to key onshore markets, which we refer to as the Delta Pipeline; and (3) a pipeline system of approximately 75-miles located in the Eastern Gulf of Mexico serving as a host to eight different subsea fields and connecting to the Delta Pipeline at Main Pass 69, which we refer to as the Na Kika Pipeline (collectively, the “May 2017 Acquisition”).
The Partnership expects to fund the May 2017 Acquisition with a combination of borrowings under its credit facilities and cash on hand. The May 2017 Acquisition is expected to close on or around May 10, 2017, subject to customary closing conditions.
The Purchase Agreement contains customary representations, warranties and covenants of the Sellers and the Purchasers. The Sellers, on the one hand, and the Purchasers, on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Purchase Agreement, subject to certain limitations and survival periods.
As of May 5, 2017, SPLC’s wholly owned subsidiary, Shell Midstream LP Holdings LLC, owned 88,950,136 common units in the Partnership, representing an aggregate 49.2% limited partner interest. SPLC also owned a 100% interest in Shell Midstream Partners GP LLC, the general partner (the “General Partner”) of the Partnership, which in turn owned 3,618,723 general partner units, representing a 2% general partner interest, and all of the incentive distribution rights in the Partnership. The terms of the May 2017 Acquisition were approved by the board of directors of the General Partner (the “Board”) and by the conflicts committee of the Board, which consists entirely of independent directors. The conflicts committee engaged an independent financial advisor and legal counsel.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 5, 2017, the Partnership issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
The information provided in this Item 7.01 (including the exhibits referenced therein) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act of 1933, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Description

10.1
Purchase and Sale Agreement dated as of May 4, 2017, by and among Shell Pipeline Company LP, Shell GOM Pipeline Company LLC, Shell Chemical LP, Shell Midstream Partners, L.P., Shell Midstream Operating LLC, Pecten Midstream LLC and Sand Dollar Pipeline LLC.

99.1	Press Release dated May 5, 2017, issued by Shell Midstream Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC,
its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: May 5, 2017

INDEX TO EXHIBITS

Number	Description

10.1
Purchase and Sale Agreement dated as of May 4, 2017, by and among Shell Pipeline Company LP, Shell GOM Pipeline Company LLC, Shell Chemical LP, Shell Midstream Partners, L.P., Shell Midstream Operating LLC, Pecten Midstream LLC and Sand Dollar Pipeline LLC.

99.1	Press Release dated May 5, 2017, issued by Shell Midstream Partners, L.P.